Exhibit 99.2

C reating a preeminent cell therapy company   Leading T he C ancer R evoluti on

2 Disclaimer This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated March 5 , 2023 , by and among Adaptimmune Therapeutics plc (“Parent”), CM Merger Sub, Inc . (“Merger Sub”), and TCR² Therapeutics Inc . (the “Company”) . This communication includes express or implied forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”), about the proposed transaction between the Company and Parent and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Parent and the Company . Actual events or results may differ materially from these forward - looking statements . Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward - looking statements, although not all forward - looking statements contain these identifying words . Examples of such forward - looking statements include, but are not limited to, express or implied statements regarding : the business combination and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to Parent or the Company, post - closing operations and the outlook for the companies’ businesses ; Parent’s, the Company’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to Parent’s and the Company’s product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto ; projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures ; future economic performance, future actions and outcome of contingencies such as legal proceedings ; and the assumptions underlying or relating to such statements . These statements are based on Parent’s and the Company’s current plans, estimates and projections . By their very nature, forward - looking statements involve inherent risks and uncertainties, both general and specific . A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward - looking statements . Factors that may affect future results and may cause these forward - looking statements to be inaccurate include, without limitation : uncertainties as to the timing for completion of the proposed transaction ; uncertainties as to the Company’s and/or Parent’s ability to obtain the approval of Parent’s shareholders or the Company’s stockholders required to consummate the proposed transaction; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Parent and the Company to terminate the merger agreement ; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations) ; the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any ; the possibility that the proposed transaction may not be completed in the time frame expected by Parent and the Company, or at all ; the risk that Parent and Company may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all ; the effects of the proposed transaction on relationships with Parent’s or the Company’s employees, business or collaboration partners or governmental entities ; the ability to retain and hire key personnel ; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction ; significant or unexpected costs, charges or expenses resulting from the proposed transaction ; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction ; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of Parent’s American Depositary Shares or the Company’s common stock and/or Parent’s or the Company’s operating or financial results ; uncertainties as to the long - term value of Parent’s American Depositary Shares (and the ordinary shares represented thereby), including the dilution caused by Parent’s issuance of additional American Depositary Shares (and the ordinary shares represented thereby) in connection with the proposed transaction ; unknown liabilities related to Parent or the Company ; the nature, cost and outcome of any litigation and other legal proceedings involving Parent, the Company or their respective directors, including any legal proceedings related to the proposed transaction ; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations ; potential delays or failures related to research and/or development of Parent’s or the Company’s programs or product candidates ; risks related to any loss of Parent’s or the Company’s patents or other intellectual property rights ; any interruptions of the supply chain for raw materials or manufacturing for Parent or the Company’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Parent, the Company and/or their respective collaborators or licensees ; the extent to which the results from the research and development programs conducted by Parent, the Company, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval ; uncertainty of the utilization, market acceptance, and commercial success of Parent or the Company’s product candidates, and the impact of studies (whether conducted by Parent, the Company or others and whether mandated or voluntary) on any of the foregoing ; unexpected breaches or terminations with respect to Parent’s or the Company’s material contracts or arrangements ; risks related to competition for Parent’s or the Company’s product candidates ; Parent’s or the Company’s ability to successfully develop or commercialize Parent’s or the Company’s product candidates ; Parent’s, the Company’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs ; potential exposure to legal proceedings and investigations ; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Parent’s or the Company’s product candidates ; unexpected increase in costs and expenses with respect to the potential transaction or Parent’s or the Company’s business or operations ; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Parent’s and the Company’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones . While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties . There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all . A more complete description of these and other material risks can be found in Parent’s and the Company’s respective filings with the U . S . Securities and Exchange Commission (the “SEC”), including each of their Annual Reports on Form 10 - K for the year ended December 31 , 2021 , subsequent Quarterly Reports on Form 10 - Q and other documents that may be filed from time to time with the SEC, as well as, the Registration Statement on Form S - 4 which includes the joint proxy statement of Parent and the Company that also constitutes the prospectus of Parent, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Parent’s shareholders and the Company’s stockholders when it becomes available . Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction . Any forward - looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Parent’s and the Company’s management, and the reader is cautioned not to rely on any forward - looking statements made by Parent or the Company . Unless required by law, neither Parent nor the Company is under no duty and undertakes no obligation to update or revise any forward - looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise .

C reating a preeminent cell therapy company   Leading T he C ancer R evoluti on

4 Terms/Ownership • Stock for stock transaction • Adaptimmune shareholders will own ~75% of the combined company • TCR 2 stockholders will own ~25% of the combined company Cash Position • Cash runway for combined company extended into 2026* Assets • Clinical programs targeting MAGE - A4 and mesothelin • Enhancements in IND - enabling studies for PRAME and CD70 CEO and Board of Directors • Adrian Rawcliffe, current Adaptimmune CEO, will lead the combined company • Nine members of Board of Directors; six from Adaptimmune , three from TCR 2 Locations • Locations in key cell therapy and innovation hubs: Cambridge, MA, Philadelphia, PA and Oxford/ Stevenage , UK Timing and Approvals • Currently expected in Q2 2023 • Subject to approval of both companies’ stockholders/shareholders • Subject to other closing conditions Strategic combination transaction details * Following closing of the transaction, the combined company is anticipated to have a cash runway into 2026

5 Solid tumors represent ~90% of all cancers Solid tumor focus Potential products in indications for MAGE - A4 and mesothelin Multiple near - term catalysts New targets: PRAME and CD70; Next - gen toolbox Significant operational benefits Innovative pipeline End - to - end capabilities Extended runway into 2026* Experienced teams successfully advancing and manufacturing T - cell therapies Strategic combination creates a preeminent cell therapy company * Following closing of the transaction, the combined company is anticipated to have a cash runway into 2026

6 0 5000 10000 15000 20000 25000 30000 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 Sales at 10Y ~ $25B 0 5000 10000 15000 20000 25000 30000 2017 2018 2019 2020 2021 e2022 e2023 e2024 e2025 e2026 Peak sales >$70B (2019); remain steady in 2022 Cell and gene therapies set to transform the treatment landscape Combined company poised to be an early leader mAbs drove most M&A since 1997 Total: >$187B M&A of CGT since 2017 already > $25B *includes combination ATMPs - advanced therapy medicinal products ^ possible launch dates dependent on FDA approval Source: Evaluate Pharma – Consensus Forecast Sales, accessed Dec.15, 2022; additional reference: https://www.rolandberger.com/en/Insights/Publications/Cell - and - gene - therapies - Pharma%27s - next - big - wave.htm l Sales ($ 000’s) Sales ($ 000’s) Projected sales of ~$27B by 2026 afami - cel ^ ADP - A2M4CD8 ^ g avo - cel TC - 510/520 Monoclonal antibodies ( mAbs ) Cell & gene therapies*

7 90% US cancer deaths from solid tumors Cell therapy solid tumor space: a significant opportunity 10% US deaths from blood cancers Ref: ACS Cancer Statistics 2020 All approved CAR - T therapies Solid tumors unaddressed opportunity for cell therapies

Complementary platforms drive broad access to solid tumors

Clinically validated cell therapies in solid tumors all utilize the full TCR complex

Intracellular targets


MAGE-A4+ tumor cell
MAGE-A4 peptide in HLA
SPEAR T-cell
Adaptimmune

SPEAR T-cell Platform
proprietary engineered TCR targeting MAGE-A4

Optimized affinity TCRs and next-gen modifications

Extracellular targets


Cell Surface Proteins (e.g., mesothelin)
Antibody Binding Domains
TRuC-T Cell
ε
δ
α
β
γ
ε
ζ
ζ
TCR2 THERAPEUTICS

TRuC® Platform (T-Cell Receptor Fusion Constructs)
targeting MSLN

Single-domain antibody, fused to the CD3-epsilon leveraging endogenous TCR signalling

8

Clinical programs have potential to reach >300,000 patients

Two clinical and two preclinical pipeline targets cover a broad range of solid tumors

Clinical Pipeline

MAGE-A4

Pursuing:
Synovial Sarcoma
(BLA submission complete mid-2023)
Head & Neck (H&N)
(Expansion Ph 1 cohort initiating)
Urothelial
(Expansion Ph 1 cohort initiating)
Ovarian
(Ph 2)

MSLN (Mesothelin)

Pursuing:
Ovarian
(Ph 2)
Potential in:
Mesothelioma
(Ph 1 and 2)
Pancreatic
(Ph 1)
Colorectal
(Ph 1)



Preclinical Pipeline

PRAME

Expression in:
Breast, Non-Small Cell Lung Cancer (NSCLC), Kidney, Gastroesophageal, Melanoma, Endometrial, Ovarian, H&N

CD70

Expression in:
Renal Cell Carcinoma (RCC); Acute Myeloid Leukemia (AML)

MAGE-A4 and PRAME: Mortality figures based on American Cancer Society 2022 (US) and Global Can (EU4/UK 2020) MAGE-A4 expression based on ADAP samples and expression cut off criteria of ≥30% tumor cells at ≥2+ intensity. Synovial sarcoma and MRCLS MAGE-A4 expression based on 1,043 patient samples at November 20, 2020 data cut-off and expression of all other tumor types on 6,167 patients, 1,543 tumor samples at November 19, 2021 data cut-off. PRAME Expression data source: Qiagen Oncoland TCGA_B38

MSLN and CD70 refs: Inaguma 2017, SEER Statistics, Morello 2016, Tozbikian 2014

9

Adaptimmune TCR² THERAPEUTICS

Deep pipeline of opportunities with two clinical franchises

PROGRAM	TRIAL NAME(S)/ INDICATION(S)/DESIGN	IND-ENABLING	PHASE 1	PHASE 2/3
afami-cel MAGE-A4	SPEARHEAD-1 pivotal trial Synovial Sarcoma			
ADP-A2M4CD8* MAGE-A4	SURPASS Ph 1 signal finding trial Endometrial, Ovarian, Esophageal, EGJ, Gastric, Melanoma, NSCLC, H&N, Urothelial Two arms: Monotherapy; +/- checkpoint inhibitor			
	SURPASS Ph 1 (new cohorts) Head & Neck; Urothelial Combo in earlier line therapy +/- checkpoint inhibitor			
	SURPASS-3 Ovarian Monotherapy; +/- checkpoint inhibitor			
gavo-cel MSLN (mesothelin)	Ovarian + checkpoint inhibitor Malignant Pleural/Peritoneal Mesothelioma (MPM) +/- checkpoint inhibitors			
TC-510 MSLN	PD-1:CD28 Switch Ovarian, MPM, Pancreatic, Colorectal, Triple Negative Breast Cancer (TNBC)			
PRAME (pre-clinical)	Indications TBD			
TC-520/CD70 (pre-clinical)	Indications TBD			

10
Adaptimmune TCR2 THERAPEUTICS

Compelling efficacy across MAGE-A4 and mesothelin franchises

MAGE-A4

afami-cel

~39% ORR in synovial sarcoma

- Median Duration 50.3 weeks
- Potential to be 1st new drug approved for synovial sarcoma in more than 10 years

ADP-A2M4CD8

37% ORR across all indications; **52% ORR across ovarian, urothelial and H&N**

- Ovarian: 1 confirmed CR and 5 confirmed PRs; ORR 43% (6/14)
- Urothelial:1 confirmed CR and 3 confirmed PRs; ORR 57% (4/7)
- H&N: Deep antitumor responses; 3/4 confirmed PRs

Mesothelin

TCR² THERAPEUTICS

gavo-cel

22% ORR all three indications; **29% ORR in ovarian**

- Tumor Regression in 93% of heavily pretreated patients
- Ovarian: 2 PRs; 6/7 Tumor Regression; PFS: 5.8 months; OS: 8.1 months
- MPM: 5 PRs, 1 CR, PFS: 5.6 months
- OS: 11.2 months

TC-510

Preclinical superiority in tumors with high PD-L1 expression

- Enhances efficacy (vs. gavo-cel) in preclinical models
- First readout from Ph 1 across multiple indications expected end of 2023

Afami-cel and ADP-A2M4CD8: reported adverse events (AEs) are consistent with those experienced by people with cancer undergoing chemotherapy, immuno-oncology therapy and/or adoptive cell therapy. Gavo-cel: manageable safety profile and reversible AEs; Most frequent Grade ≥ 3 AE: CRS in 15% of patients.

*MPM: Malignant Pleural/Peritoneal Mesothelioma

11
Adaptimmune TCR² THERAPEUTICS

Funded to deliver on multiple value creating catalysts

	2023	2024
afami-cel	• **BLA submission completion (synovial sarcoma).** Expected mid-year	• **Potential afami-cel PDUFA/FDA approval**; if approved would be the first marketed engineered TCR T-cell therapy for a solid tumor indication
ADP-A2M4CD8	• **SURPASS-3 trial initiation** in combo with nivolumab, for platinum resistant ovarian cancer • Ph 1 SURPASS: **New cohort initiation in combo with pembroluzimab, in 1st line treatment setting for head & neck cancer** • Ph 1 SURPASS: **New cohort initiation in combo with pembroluzimab, in 2nd line treatment setting for urothelial cancer**	• 1st readout from SURPASS-3 trial in ovarian cancer • 1st readout from H&N SURPASS Ph 1 cohort • 1st readout for urothelial Ph SURPASS 1 cohort
gavo-cel	• **1st readout from the Ph 2 portion of trial for platinum resistant or refractory ovarian cancer**. Expected end of year • Interim update, including key translational data, with mesothelioma patients treated early in the Ph 2 clinical trial. Expected mid-year	• Readout from Ph 2 trial for ovarian cancer
TC-510	• **1st readout from Ph 1 trial (ovarian, malignant pleural mesothelioma (MPM), pancreatic, colorectal, or triple negative breast cancer (TNBC).** Expected end of year	• Readout from Ph 1 trial and dose finding results
Preclinical Programs	• **PRAME** IND-ready	• **TC-520/CD70** IND-ready

12

Adaptimmune TCR² THERAPEUTICS

13 *Noile - Immune ** Alpine Immune Sciences • CD8 • Checkpoint inhibitors • IL15 • IL7 + CCL19* Persistence, trafficking T - cell effectiveness • PD - 1 switch • Checkpoint inhibitors • dnTGFbeta • SiP and TiP technology** Overcoming tumor microenvironment • Overlapping target screening (e.g., MAGE - A4, MSLN and PRAME in ovarian cancer) • Dual targeting • Allogeneic platforms Innovative toolbox to improve depth and durability of responses Next - generation platform approaches Multi - targeting and platform approaches

14 US Philadelphia, PA and Cambridge, MA • TRuC research • Autologous cell manufacturing • Clinical development • Translational sciences UK Oxford and Stevenage • TCR and allogeneic research • Vector m anufacturing • Allogeneic manufacturing v Company combines specialized cell therapy capabilities for success Unique class of medicines Highly specialized capabilities Fully integrated Combined company capabilities: • Wholly focused on cell therapies for solid tumors • Ex perienced teams • 7 programs taken into clinic - 5 ongoing, 1st BLA initiated • Designed and built from ground up as dedicated cell therapy company • End - to - end from discovery to delivery

15 Combined company will have extended runway into 2026* Strong balance sheet extending the runway into 2026 to finance multiple catalysts* * Following closing of the transaction, the combined company is anticipated to have a cash runway into 2026

16 Solid tumors represent ~90% of all cancers Solid tumor focus Potential products in indications for MAGE - A4 and mesothelin Multiple near - term catalysts New targets: PRAME and CD70; Next - gen toolbox Significant operational benefits Innovative pipeline End - to - end capabilities Extended runway into 2026* Experienced teams successfully advancing and manufacturing T - cell therapies Strategic combination creates a preeminent cell therapy company * Following closing of the transaction, the combined company is anticipated to have a cash runway into 2026

Appendix

TCR programs Targeting MAGE - A4

afami - cel

Advanced autologous engineered TCR program targeting MAGE-A4

Validated target with annual mortality of >82,000[1] patients (US and EU) with MAGE-A4+ tumors

- **Clinically validated "clean" target**; member of cancer testis antigen family
- **Expression across broad range of solid tumors confirmed** by screening protocol
- In early- and late-phase clinical trials with **acceptable safety profile**, to date, and **responses in multiple solid tumor indications**

- **Expression levels ranging from ~15% to ~70%[2] across tumors**
- **Encouraging responses in:**
  - Synovial sarcoma
  - Ovarian
  - Head & neck
  - Bladder
  - Gastroesophageal
  - NSCLC-squamous
  - Melanoma
  - MRCLS

MAGE-A4 target for both first-gen afami-cel and next-gen (ADP-A2M4CD8) programs

MRCLS: myxoid/round cell liposarcoma; NSCLC: non-small cell lung cancer
1. Mortality figures based on American Cancer Society 2022 (US) and Global Can (EU4/UK 2020)
2. MAGE-A4 expression based on ADAP samples and expression cut off criteria of ≥30% tumor cells at ≥2+ intensity *Synovial sarcoma and MRCLS MAGE-A4 expression based on 1,043 patient samples at November 20, 2020 data cut-off and expression of all other tumor types on 6,167 patients, 1,543 tumor samples at November 19, 2021 data cut-off.

20

Adaptimmune TCR² THERAPEUTICS

21 Afami - cel in Synovial Sarcoma - Response rate 38.6%, Duration 50 weeks Data cut - off August 29, 2022. Cohort 1 data. Data represent percent changes from baseline in sum of diameters ( SLD for non - nodal lesions and short axis for nodal lesions) in target lesions through progression or prior to surgical resection. PD, progressive disease; PR, partial response; SLD, sum of longest diameters; SD, stable disease. Individual patients • afami - cel is efficacious in heavily pre - treated patients with synovial sarcoma • Median duration of response in synovial sarcoma: 50.3 weeks (range: 11.7 – 122.0+) • 8 responses ongoing as of data cut - off

22 Rolling BLA submission to be completed by mid - 2023 Preclinical Module Submission Clinical Module Submission CMC Module Submission Q4 2022 Q1 2023 Mid 2023 x Module submitted • FDA agreed that the clinical package supports submission of the BLA • Submission to include updated SPEARHEAD - 1 (pivotal trial) Cohort 1 data with mature duration of response • Complete CMC dossier supporting vector and T cell

ADP - A2M4CD8

ADP-A2M4CD8 – SURPASS family of trials

Next-gen product targeting MAGE-A4 designed to be more potent

- ✓ Same MAGE-A4 targeted TCR as afami-cel with the addition of CD8α co-receptor
- ✓ **Designed to be more potent and to more effectively engage the broader immune system compared to first-gen**
- ✓ Single dose of cells
- ✓ Based on results to date, **focusing on ovarian, urothelial and H&N cancers**
  - ✓ **ORR of 52% across the three tumor types**
  - ✓ **~ 15,000 eligible patients per year (with these three tumors) in the US and EU expressing MAGE-A4 and HLA-A2***



Dendritic cell
CD40
CD40L
CD4+ T-Cell
First generation CD4+ SPEAR T-cells do not kill tumor cells
Tumor cell
CD40L activates host dendritic cells, which secrete IL-12
CD8α
CD4+ SPEAR T-cells with CD8α co-receptor kill tumor cells
CD4+ T-cells produce IL-2 and IFNγ to support the immune response
Tumor cell death
CD8+ T-Cell
CD8α
CD8+ SPEAR T-cells kill tumor cells

24

*Mortality figures based on American Cancer Society 2022 (US) and Global Can (EU4/UK 2020) MAGE-A4 expression based on ADAP samples and expression cut off criteria of ≥30% tumor cells at ≥2+ intensity. Synovial sarcoma and MRCLS MAGE-A4 expression based on 1,043 patient samples at November 20, 2020 data cut-off and expression of all other tumor types on 6,167 patients, 1,543 tumor samples at November 19, 2021 data cut-off.

Adaptimmune TCR² THERAPEUTICS

25 Results consistent: 37% response rate in SURPASS Ph 1 trial Data cut - off: Nov. 23, 2022; CR=complete response: PR=partial response; SD=stable disease; PD=progressive disease Weeks from SPEAR T - cell infusion • 52% response rate in focus areas of ovarian, urothelial, and head & neck cancers (13/25) • 75% response rate in focus areas of ovarian, urothelial, and head & neck cancers in patients with 3 or fewer prior lines of therapy (9/12)

26 SURPASS Phase 1 (NCT04044859): ADP - A2M4CD8 TCR T - cell therapy as monotherapy or in combination with nivolumab Focus on patients with urothelial carcinoma, head and neck carcinoma, ovarian carcinoma Patients with esophageal , esophagogastric junction, or gastric carcinoma, non - small cell lung cancer, head and neck carcinoma, ovarian carcinoma, melanoma, or endometrial carcinoma can be treated in this basket trial

27 SURPASS Phase 1 (NCT04044859) new H&N cohort: First - line ADP - A2M4CD8 TCR T - cell therapy in combination with pembrolizumab In patients with unresectable locally advanced or newly metastatic H&N tumors with CPS≥1 CPS, combined positive score; H&N, head and neck; SOC, standard of care

28 SURPASS Phase 1 (NCT04044859) new urothelial cohort: Second - line ADP - A2M4CD8 TCR T - cell therapy in combination with pembrolizumab following first - line cisplatin - based chemotherapy In patients with unresectable, locally advanced, or newly metastatic urothelial tumors SOC, standard of care

29 SURPASS - 3 Phase 2 (NCT05601752): Randomized ADP - A2M4CD8 TCR T - cell therapy alone or in combination with nivolumab In patients with recurrent ovarian carcinoma ECOG, Eastern Cooperative Oncology Group

TR u C programs Targeting Mesothelin (MSLN)

Pha autologous engineered TRuC program targeting Mesothelin

Validated target with annual mortality of ~215,000 patients* across multiple target indications

- Mesothelin (MSLN) is a highly expressed surface protein antigen expressed across a broad range of solid tumors
- Unique characteristics of TRuC program support treatment of patients with tumors expressing MSLN, no limitations by HLA subtype
- TRuC cells are engineered for fast and efficient efficacy, migration and durable responses

- Expression levels ranging from ~20% to ~76%[2] across tumors including:

  ~ 58% of Ovarian cancer patients

- Others include:
  - Pancreatic
  - Triple Negative Breast (TNBC)
  - Colorectal
  - Mesothelioma
  - NSCLC
  - Cholangiocarcinoma

Mesothelin is target for both first-gen gavo-cel and next-gen (TC-510) programs

*Refs: Inaguma 2017, SEER Statistics, Morello 2016, Tozbikian 2014
NSCLC Non-small cell lung cancer

31

Adaptimmune TCR2 THERAPEUTICS

32 48 26 - 4 - 4 - 5 - 5 - 6 - 8 - 8 - 9 - 10 - 10 - 11 - 12 - 13 - 16 - 18 - 20 - 21 - 22 - 25 - 25 - 39 - 49 - 56 - 61 - 64 - 66 - 67 - 80 -100 -90 -80 -70 -60 -50 -40 -30 -20 -10 0 10 20 30 40 50 10 29 30 28 7 27 32 19 34 9 11 21 25 16 12 20 18 1 31 6 8 13 22 33 14 5 3 15 2 4 Change in Target Lesions from Baseline (%) Patients Consistent tumor regression in patients with gavo - cel Blinded Independent Central Review All gavo - cel + LD ORR 20% 22% MPM ORR 18% 21% Ovarian ORR 29% 29% * DCR = PR or SD lasting at least 3 months * DL0 (5x10 7 /m 2 ) DL1 (5x10 7 /m 2 , + LD) DL2 (1x10 8/ m 2 ) DL3 (1x10 8 /m 2 , + LD) DL3.5 (3x10 8 /m 2 ,+ LD) DL4 (5x10 8/ m 2 ) DL5 (5x10 8/ m 2 , + LD) Data Cutoff – September 9, 2022 MPM OVA MPM OVA MPM MPM MPM MPM MPM MPM OVA MPM MPM MPM MPM MPM MPM MPM OVA OVA MPM MPM MPM OVA OVA CHO MPM MPM MPM MPM DL , Dose Level; LD, Lymphodepletion; DCR, Disease Control Rate; ORR, Overall Response Rate; PR, Partial Response; SD, Stable Di sea se * Tumor volume decrease based on best response assessed Ovarian Cancer Results ORR: 29% ( gavo - cel + LD) PFS: 5.8 months OS: 8.1 months Tumor Regression in 93% of Patients, Disease Control Rate 77%

Improving gavo-cel efficacy: combination with anti-PD1 and next-gen enhancements (TC-510)

gavo-cel + anti-PD1

Re-invigorate TRuC-T cells



α
β
ε
δ
γ
ε
ζ
ζ
PD-1

- Enhances gavo-cel and TILs in the tumor microenvironment
- Reverts T cell exhaustion

Ph 2 trial in combination with nivolumab in ovarian cancer and mesothelioma with opportunity for redosing with cells

TC-510 = gavo-cel plus PD1xCD28 switch in dose escalating in Ph1 studies in multiple indications

PD1xCD28 Switch

Maintenance of T cell potency



α
β
ε
δ
γ
ε
ζ
ζ
PD1xCD28
PD-1
CD28

- Enhances T cell activity in tumor microenvironment
- Delays T cell exhaustion

33

Adaptimmune TCR2 THERAPEUTICS

Preclinical Programs Targeting PRAME and CD70

Preclinical autologous engineered TCR program targeting PRAME

Validated target with annual mortality of >160,000[1] patients (US and EU) with PRAME+ tumors

- **Clinically validated "clean" target;** member of cancer testis antigen family
- **Unique opportunity** in a broader range of tumors than other targets
- First-gen in preclinical development to be **IND-ready in 2023**
- Considering next-gen approaches and potential synergy with MAGE-A4

- **Highly expressed across a broad range of solid tumors including:**
  - Breast
  - NSCLC
  - Kidney
  - Gastroesophageal
  - Melanoma
  - Endometrial
  - Ovarian
  - Head & neck

1. Mortality figures based on American Cancer Society 2022 (US) and Global Can (EU4/UK 2020); PRAME Expression data source: Qiagen Oncoland TCGA_B38
NSCLC Non-small cell lung cancer

35

Adaptimmune TCR² THERAPEUTICS

36 TC - 520 targeting CD70: Next - gen approach to attractive target x Versatile target expressed in: • hematological malignancies: acute myeloid leukemia (AML), lymphoma • solid tumors: renal cell carcinoma (RCC), x Expression in normal cells limited to a subset of activated T - cells, B - cells and dendritic cells x Path to first - in - class autologous CD70 cell therapy with membrane bound IL - 15 to enhance persistence x Clinically validated target: POC demonstrated in AML with α CD70 mAb in AML ( argenx ) IL - 15